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                                                            Exhibit 23


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
             -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Form S-3 Registration Statement No. 33-32527, Form S-3 Registration Statement No. 33-44855, Form S-3 Registration Statement No. 33-48167, Form S-8 Registration Statement No. 2-86945, Form S-8 Registration Statement No. 2-57646 and post-effective amendments thereto, Form S-8 Registration Statement No. 33-11117, Form S-8 Registration Statement No. 33-38133, Form S-8 Registration Statement No. 33-50438 and Form S-3 Registration Statement No. 33-51447 and post-effective amendments thereto.


                                              ARTHUR ANDERSEN & CO.




New York, New York,
 March 28, 1994